                                                                   Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-39215, 333-26153, 333-17299, 333-15181, 33-80706, and 33-
65756) pertaining to the 1996 Employee Stock Purchase Plan, the 1995 Nonstatutory Stock Option Plan, the 1993 Stock Option Plan, the 1993 Employee Stock Purchase Plan and the 1993 Director Stock Option Plan of OPTi, Inc. of our report dated February 14, 2000 with respect to the consolidated financial statements and schedule of OPTi Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ KPMG

San Jose, California
March 30, 2000